Conmed Healthcare Management, Inc. Reports Fourth Quarter and Year End 2011 Financial Results

Company Reports Record Revenues of $18.4 Million in the Fourth Quarter and $69.4 Million at Year End

Hanover, Md. -- (BUSINESS WIRE)—March 2, 2012 -- Conmed Healthcare Management, Inc. (NYSE Amex: CONM - News), a leading full service provider of correctional facility healthcare services to county and municipal detention centers, (“Conmed”) today announced financial results for its fourth quarter and year ended December 31, 2011.

Highlights of the fourth quarter include:

•	Net revenue increased 16.6% to a record $18.4 million as compared to $15.8 million in the fourth quarter of 2010.
•	Total operating expenses were $1.3 million as compared to $2.3 million in the fourth quarter of 2010, due to the $2.3 million merger termination fee that was received in November 2011 partially offset by $1.2 million in merger expenses incurred during the quarter.
•	Operating income was $2.0 million as compared to operating income of $0.7 million in the year-ago period.
•	Net income was $2.2 million, or $0.17 per basic and $0.08 per diluted share, compared to net income of $0.4 million in the 2010 fourth quarter, or $0.03 per basic and diluted share.
•	The Company generated $2.0 million in positive net cash flow from operations in the fourth quarter of 2011.
•	Terminated the merger agreement and received a termination fee of $2,290,650.
•	Subsequent events include:
•	Entered 9th state with County of Galveston, Texas contract to provide correctional healthcare services for the County of Galveston Jail.
•	Extended contract with Pima County, Arizona through June 30, 2013;

Acquired Panhandle Correctional Care, Inc., including its three medical staffing contracts in the Texas panhandle and most notably the Randall County Jail, a 450-bed facility in Amarillo Texas; “By staying focused on our business model, offering quality correctional medical and mental health services, and executing our growth strategy, we continued to provide superior services to our existing clients, expanded our service offerings in many existing accounts, renewed the contract with our very first customer, St. Mary’s County in Maryland, and welcomed three new counties and municipalities to the Conmed family,” commented Richard Turner, Chairman and Chief Executive Officer of Conmed. “With the terminated merger agreement situation behind us, we are returning our full focus to our business opportunities.”

Fourth Quarter Financial Results

Net revenue for the three months ended December 31, 2011 increased $2.6 million, or 16.6%, to a record $18.4 million from $15.8 million in last year's comparable period. The addition of service contracts signed with new jurisdictions since October 1, 2010 accounted for $2.0 million, or 76.5%, of this increase. Revenue improvement also resulted from the expansion of services provided under several contracts entered into prior to October 1, 2010, as well as price increases related to existing service requirements and increased stop/loss reimbursements offset in part by decreases in other volume related activities, primarily associated with lower inmate populations at certain facilities and business decisions to exit specific less profitable markets.

Total healthcare expenses for the quarter ended December 31, 2011 were $15.2 million compared to $12.8 million in the year-ago period. The increase primarily reflects higher salaries and benefits for the healthcare employees servicing new medical contracts as well as increased medical service costs, both in- and out-of-facility and pharmaceutical costs related to new and existing medical contracts. Gross profit increased to $3.2 million, or 17.5% gross margin, as compared to $3.0 million, or 19.0% gross margin, last year. The decrease in gross profit margin stems from increased expenditures for out-of-facility patient care and pharmaceutical costs plus lower margins associated with the new contracts.

Total operating expenses decreased 43.8% to $1.3 million for the quarter ended December 31, 2011 as compared to $2.3 million for the year-ago period. Operating expenses as a percentage of sales decreased to 6.9% from 14.4% in the year-ago period. Selling and administrative expenses for the fourth quarter were $1.2 million, or 6.3% of revenue, compared to $2.1 million, or 13.0% of revenue, for the year-ago quarter. The decreased expenditure resulted from the $2.3 million merger termination fee that was received in November 2011 offset by $1.2 million in merger expenses incurred during the quarter as well as from improved economies of scale.

Conmed reported operating income of approximately $2.0 million in the fourth quarter of 2011 compared to operating income of approximately $732,000 in the fourth quarter last year. Net income was approximately $2.2 million, or $0.17 per basic and $0.08 per diluted share, compared to net income of approximately $376,000, or $0.03 per basic and diluted share, in the fourth quarter of 2010.

For the fourth quarter of 2011, adjusted EBITDA*, a non-GAAP measure, was approximately $2.2 million compared to approximately $1.1 million in the prior year fourth quarter.

Full Year Results

Net revenue for the year ended December 31, 2011 increased 14.5%, or $8.8 million, to $69.4 million, as compared to $60.7 million for last year's comparable period. The addition of service contracts signed with new jurisdictions since January 1, 2010 accounted for $8.7 million, or 98.6%, of the increase in revenue for the year ended December 31, 2011 compared to the same period for the prior year. Total healthcare expenses for the year ended December 31, 2011 were $56.9 million compared to $49.1 million in the year-ago period. For the year ended December 31, 2011, gross profit increased 7.7% to $12.5 million, representing 18.0% gross margin, compared to gross profit of $11.6 million or 19.1% gross margin in last year's same period. The reduced margin primarily reflects increased expenditures for out-of-facility patient care plus lower margins associated with new contracts.

Total operating expenses were $9.4 million, or 13.5% of revenue, for the year ended December 31, 2011 compared to $9.1 million, or 15.1% of revenue, for the year-ago period. Conmed's operating income was $3.1 million compared to operating income of $2.5 million in the same period last year.

Net income was $2.5 million, or $0.19 per basic and $0.13 per diluted share (based on approximately 13.0 million basic and 14.5 million diluted weighted average shares outstanding, respectively), compared to net income of $1.5 million, or $0.12 per basic and $0.09 per diluted share (based on approximately 12.7 million basic and 14.3 million diluted weighted average shares outstanding) in the year-ago period.

For the full year of 2011, adjusted EBITDA* increased to approximately $4.2 million compared to approximately $4.1 million in the same period last year.

Cash and Equivalents

The Company generated $3.7 million in operating cash flow in the year ended December 31, 2011. Cash and cash equivalents were $16.4 million at December 31 2011, compared to $13.3 million at December 31, 2010. Stockholders’ equity was $19.3 million at December 31, 2011, compared to $18.2 million at December 31, 2010. Days Sales Outstanding (DSO) as of December 31, 2011 was approximately 16 days. The Company has no long-term debt.

During the year ended December 31, 2011, warrants to purchase 37,334 shares of common stock were exercised generating $93,335 of net proceeds, and warrants to purchase 492,750 shares of common stock were exercised by cashless exercise and as a result, a total of 176,494 shares of common stock were issued. Additionally, warrants to purchase 771,020 shares of common stock were amended resulting in liability treatment**. As of December 31, 2011, we had outstanding warrants subject to derivative accounting to purchase an aggregate of 1,116,783 shares of common stock. In addition, stock options to purchase 83,334 shares of common stock were exercised generating $167,500 of net proceeds during the year ended December 31, 2011.

*Use of Non-GAAP Measures

In addition to containing results that are determined in accordance with accounting principles generally accepted in the United States of America (GAAP), this press release also contains non-GAAP financial measures. Adjusted EBITDA, as used in this press release, represents net income (loss) from continuing operations before interest, taxes, depreciation and amortization, adjusted for stock-based compensation and gains or losses on fair value of derivative financial instruments. Adjusted EBITDA is a key indicator used by management to evaluate operating performance. While adjusted EBITDA is not intended to replace any presentation included in the consolidated financial statements under GAAP and should not be considered an alternative to operating performance or an alternative to cash flow as a measure of liquidity, the Company believes this measure is useful to investors in assessing the Company’s capital expenditures and working capital requirements. This calculation may differ in method of calculation from similarly titled measures used by other companies. A reconciliation of adjusted EBITDA to the nearest comparable GAAP financial measure is included in the financial schedules accompanying this press release. The adjusted financial measure, as well as other information in this press release, should be read in conjunction with the Company’s financial statements filed with the Securities and Exchange Commission.

**Derivative Accounting for Warrants that are Indexed to an Entity’s Own Stock:

Effective January 1, 2009, we adopted derivative accounting for warrants that are indexed to an entity’s own stock. We are required to record a non-cash charge to our GAAP results and thus our financial statements will continue to include this charge going forward until certain events occur and/or conditions are met, as defined in the new regulations. As a result of the Company’s adoption of this accounting standard effective January 1, 2009, approximately 1.7 million of our issued and outstanding common stock purchase warrants previously treated as equity pursuant to the derivative treatment exemption were no longer afforded equity treatment and as a result they have been recorded as a liability based on fair value estimates. These common stock purchase warrants do not trade in an active securities market, and as such, we estimate the fair value of these warrants using the Black-Scholes option pricing model and all changes in the fair value of these warrants will be recognized currently in earnings until such time as the warrants are exercised or expire. During the year ended December 31, 2011, certain warrants were amended in connection with the Merger Agreement to have a cash settlement feature and as a result 771,020 of the remaining 777,320 common stock purchase warrants are no longer treated as equity. This resulted in a reclassification from equity to liability of $2.5 million and a non-cash charge to expense of approximately $23,000 in year ended December 31, 2011.

Conference Call

As previously announced, Conmed will host a conference call as follows:

Date	Friday, March 2, 2012
Time	8:30 AM ET
U.S. Access	1-877-941-1427
International Access	1-480-629-9664
Webcast (Live and replay)	www.conmedinc.com or directly at http://viavid.net/dce.aspx?sid=00009412

A replay of the conference call will be available by telephone until March 16, 2012, by dialing 1-877-870-5176 if calling within the United States or 1-858-384-5517 if calling internationally. Please use pass code 4517825 to access the replay.

About Conmed

Conmed has provided correctional healthcare services since 1984, beginning in the State of Maryland, and currently serves county and municipal correctional facilities in nine states, including Arizona, Kansas, Maryland, New Jersey, Oregon, Tennessee, Texas, Virginia and Washington. For more information, visit us at www.conmedinc.com.

Forward Looking Statements

This press release may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company's plans, objectives, expectations and intentions; and (ii) other statements that are not historical facts including statements which may be identified by words such as "may," "could," "would," "should," "believes," "expects," "anticipates," "estimates," "intends," "plans," "projects," "potentially," or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control) including, without limitation: the Company's ability to increase revenue and to continue to obtain new contracts, contract renewals and extensions; inflation exceeding the Company’s projection of the inflation rate of cost of services under multi-year contracts; the ability to obtain bonds; decreases in occupancy levels or disturbances at detention centers; malpractice litigation; the ability to utilize third-party administrators for out-of-facility care; compliance with laws and government regulations, including those relating to healthcare; investigation and auditing of our contracts by government agencies; competition; termination of contracts due to lack of government appropriations; material adverse changes in economic and industry conditions in the healthcare market; negative publicity regarding the provision of correctional healthcare services; dependence on key personnel and the ability to hire skilled personnel; influence of certain stockholders; increases in healthcare costs; insurance; completion and integration of future acquisitions; public company obligations; limited liability of directors and officers; the Company’s ability to meet the NYSE Amex continued listing standards; and stock price volatility. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2011. Investors and security holders are urged to read this document free of charge on the SEC's web site at www.sec.gov. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:

Conmed Healthcare Management, Inc.

Thomas W. Fry, 410-567-5529

Chief Financial Officer

tfry@conmed-inc.com

or

In-Site Communications, Inc.
Lisa Wilson, 212-452-2793
lwilson@insitecony.com

-Tables Follow-

CONMED HEALTHCARE MANAGEMENT, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2011	December 31, 2010
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$16,445,938	$13,270,089
Accounts receivable	3,069,622	2,698,867
Prepaid expenses	1,215,841	1,158,660
Deferred taxes	240,000	144,000
Total current assets	20,971,401	17,271,616
PROPERTY AND EQUIPMENT, NET	732,152	686,116
DEFERRED TAXES	1,085,000	1,321,000
OTHER ASSETS
Service contracts acquired, net	129,500	466,500
Non-compete agreements, net	106,222	216,892
Goodwill	6,263,705	6,263,705
Deposits	56,275	56,475
Total other assets	6,555,702	7,003,572
	$29,344,255	$26,282,304

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$1,291,951	$1,812,817
Accrued expenses	4,628,827	4,619,613
Deferred revenue	600,895	599,033
Notes payable	832,102	--
Taxes payable	532,780	368,162
Total current liabilities	7,886,555	7,399,625
DERIVATIVE FINANCIAL INSTRUMENTS	2,162,536	692,696
SHAREHOLDERS’ EQUITY
Preferred stock no par value; authorized 5,000,000 shares; zero shares issued and outstanding as of December 31, 2011 and 2010	--	--
Common stock, $0.0001 par value, authorized 40,000,000 shares; issued and outstanding 13,132,481 and 12,835,319 shares as of December 31, 2011 and 2010, respectively	1,313	1,284
Additional paid-in capital	37,609,607	38,991,145
Accumulated deficit	(18,315,756)	(20,802,446)
Total shareholders’ equity	19,295,164	18,189,983
	$29,344,255	$26,282,304

See Notes to Consolidated Financial Statements

CONMED HEALTHCARE MANAGEMENT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

PERIODS ENDED DECEMBER 31, 2011 AND 2010

	For the Year Ended December 31, 2011	For the Year Ended December 31, 2010	For the Three Months Ended December 31, 2011	For the Three Months Ended December 31, 2010

Service contract revenue	$69,432,792	$60,654,586	$18,396,493	$15,773,487

HEALTHCARE EXPENSES:
Salaries, wages and employee benefits	39,395,105	34,548,360	10,399,682	9,112,808
Medical expenses	14,820,834	12,281,903	4,087,237	2,980,784
Other operating expenses	2,717,549	2,222,502	682,538	682,111
Total healthcare expenses	56,933,488	49,052,765	15,169,457	12,775,703

Gross profit	12,499,304	11,601,821	3,227,036	2,997,784

Selling and administrative expenses	8,769,382	8,120,821	1,153,790	2,053,570
Depreciation and amortization	590,397	1,026,808	120,222	211,868
Total operating expenses	9,359,779	9,147,629	1,274,012	2,265,438

Operating income	3,139,525	2,454,192	1,953,024	732,346

OTHER INCOME (EXPENSE)
Interest income	104,094	100,996	27,379	28,611
Interest (expense)	(3,909)	--	(3,909)	--
Gain (loss) on fair value of derivatives	598,740	324,085	1,034,709	(34,548)
Total other income (expense)	698,925	425,081	1,058,179	(5,937)

Income before income taxes	3,838,450	2,879,273	3,011,203	726,409
Income tax expense	1,351,760	1,330,000	839,760	350,000
Net income	$2,486,690	$1,549,273	$2,171,443	$376,409

EARNINGS PER COMMON SHARE
Basic	$0.19	$0.12	$0.17	$0.03
Diluted	$0.13	$0.09	$0.08	$0.03

WEIGHTED-AVERAGE SHARES OUTSTANDING
Basic	13,002,828	12,678,011	13,132,481	12,839,656
Diluted	14,467,013	14,256,364	14,461,724	14,304,228

CONMED HEALTHCARE MANAGEMENT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2011 AND 2010

	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,486,690	$1,549,273
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	317,727	274,694
Amortization of service contracts and non-compete agreements	272,670	752,114
Stock-based compensation	426,235	636,299
(Gain) on fair value of derivatives	(598,740)	(324,085)
Amortization of long-term customer agreement	175,000	87,500
Deferred income taxes	140,000	18,000
Income tax benefit for warrant exercises	--	(236,000)
Changes in working capital components
(Increase) in accounts receivable	(370,755)	(420,793)
(Increase) decrease in prepaid expenses	1,190,291	(293,399)
(Increase) decrease in deposits	201	(44,925)
Increase (decrease) in accounts payable	(520,866)	323,319
Increase in accrued expenses	9,214	735,174
Increase in income taxes payable	164,618	54,162
Increase (decrease) in deferred revenue	1,862	(419,612)
Net cash provided by operating activities	3,694,147	2,691,721

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(363,763)	(310,304)
Asset purchase	--	(147,268)
Service contract extensions	--	(262,500)
Net cash used in investing activities	(363,763)	(720,072)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on notes payable	(415,370)	--
Income tax benefit from warrant exercises	--	236,000
Proceeds from exercise of warrants and stock options	260,835	6,297
Net cash provided by (used in) financing activities	(154,535)	242,297

Net increase in cash and cash equivalents	3,175,849	2,213,946

CASH AND CASH EQUIVALENTS
Beginning	13,270,089	11,056,143
Ending	$16,445,938	$13,270,089

CONMED HEALTHCARE MANAGEMENT, INC.

RECONCILIATION OF NET INCOME (LOSS) FROM CONTINUING OPERATIONS TO ADJUSTED EBITDA

	For the Year Ended December 31, 2011	For the Year Ended December 31, 2010	For the Three Months Ended December 31, 2011	For the Three Months Ended December 31, 2010
Net income	$2,486,690	$1,549,273	$2,171,443	$376,409
Income tax expense	1,351,760	1,330,000	839,760	350,000
Interest income	(104,094)	(100,996)	(27,379)	(28,611)
Interest expense	3,909	--	3,909	--
Depreciation and amortization	590,397	1,026,808	120,222	211,868
EBITDA	4,328,662	3,805,085	3,107,955	909,666
Stock-based compensation	426,235	636,299	106,031	170,783
(Gain) loss on fair value of warrants	(598,740)	(324,085)	(1,034,709)	34,548
Adjusted EBITDA	$4,156,157	$4,117,299	$2,179,277	$1,114,997